Exhibit 10.5

Execution Version

PURCHASE AND SALE AGREEMENT

DATED MAY 7, 2013

AMONG

SEADRILL LIMITED

AND

SEADRILL PARTNERS OPERATING LLC

i

ii

iii

PURCHASE AND SALE AGREEMENT, dated as of May 7, 2013, by and among SEADRILL LIMITED, a Bermuda exempted company (“Seadrill” or “Seller”), and SEADRILL PARTNERS OPERATING LLC, a Marshall Islands limited liability company (the “Company” or “Buyer”), each a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, all outstanding shares of each of Seadrill T-15 Ltd., a Bermuda exempted company (“Seadrill T-15”), and Seadrill International Limited, a Hong Kong company (“SIL”);

WHEREAS, Seller is the record owner of the Equity Interests;

WHEREAS, Seadrill T-15 is the record owner of the T-15, a barge-style, self-erecting tender rig (the “Rig”) and SIL is the manager and contractor of the Rig; and

WHEREAS, the Rig is subject to a contract for offshore drilling services with an effective date of February 28, 2011, as subsequently amended and novated (the “Drilling Contract”), between SIL and Chevron Thailand Exploration and Production Limited (the “Customer”).

The shares of Seadrill T-15 and SIL are referred to in this Agreement as the “Seadrill T-15 Equity Interests” and “SIL Equity Interests,” respectively, and collectively as the “Equity Interests.”

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“1934 Act Filings” means the filings Seadrill has made with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“Agreement” means this purchase and sale agreement, including its recitals, schedules and exhibits, as amended and supplemented.

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity.

“Business Day” means any day other than a Saturday, Sunday or any statutory holiday on which banks in London or New York are required to close.

“Buyer” has the meaning given to it in the Preamble to this Agreement.

“Buyer Attorney-in-Fact” has the meaning given to it in Section 13.02(a).

“Buyer Indemnitees” has the meaning given to it in Section 11.01.

“Closing” has the meaning given to it in Section 2.02.

“Closing Date” means the day on which the Closing takes place.

“Company” has the meaning given to it in the Preamble to this Agreement.

“Contracts” has the meaning given to it in Section 5.10.

“Customer” has the meaning given to it in the recitals.

“Drilling Contract” has the meaning given to it in the recitals.

“Encumbrance” means any mortgage, maritime or other lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, voting trust arrangement, adverse claim, condition, encumbrance or right, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind.

“Environmental Laws” means all international, federal, state, foreign and local laws, statutes, rules, regulations, treaties, conventions, orders, judgments and ordinances having the force and effect of law and relating to protection of natural resources, health and safety and the environment, each in effect and as amended through the Closing Date.

“Equity Interests” has the meaning given to it in the recitals.

“Financing Agreements” means collectively the (1) Revolving Loan Agreement dated October 24, 2012 between Seadrill Operating LP and Seadrill Capricorn Holdings LLC, as borrowers, and Seadrill, as lender, (2) Amended and Restated US$1,500,000,000 Senior Secured Credit Facility Agreement dated October 15, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein as guarantors, and the banks and financial institutions named therein as lenders, (3) Amended and Restated US$1,200,000,000 Senior Secured Credit Facility Agreement dated October 10, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein as guarantors, and the banks and financial institutions named therein as lenders, (4) Amended and Restated US$275,000,000 Senior Secured Term Loan and Revolving Credit Facility Agreement dated October 10, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein, as guarantors, and the banks and financial institutions named therein as lenders, (5) Amended and

Restated the US$275,000,000 Senior Secured Term Loan Facility Agreement dated October 10, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein, as guarantors, as the banks and financial institutions named therein as lenders, (6) Amended and Restated Common Terms Agreement dated October 10, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein as guarantors, DNB Bank ASA as Agent, GIEK Facility Agent and Security Agent and Citibank NA, London Branch as GIEK Agent and (7) US$440,000,000 Senior Secured Credit Facility Agreement dated December 4, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein as guarantors, and the banks and financial institutions named therein as lenders.

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization.

“Insolvency Event” means, with respect to any Person, that any of the following actions has occurred in relation to it:

(a) an order has been made or an effective resolution passed or other proceedings or actions taken (including the presentation of a petition) with a view to its administration, bankruptcy, winding-up, liquidation or dissolution; or

(b) it has had a receiver, administrative receiver, manager or administrator appointed over all or any substantial part of its undertaking or assets; or

(c) any event has occurred or situation arisen in any jurisdiction that has a substantially similar effect to any of the foregoing.

“Loan Agreement” has the meaning given to it in Section 2.04(a).

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity.

“Manager” means SIL.

“Party” or “Parties” has the meaning given to it in the Preamble to this Agreement.

“Person” means an individual, legal personal representative, corporation, body corporate, firm, limited liability company, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority.

“Purchase Price” has the meaning given to it in Section 2.04(a).

“Purchase Price Adjustments” has the meaning given to it in Section 2.04(b).

“Rig” has the meaning given to it in the recitals.

“Seadrill” has the meaning given to it in the Preamble to this Agreement.

“Seadrill T-15” has the meaning given to it in the recitals.

“Seadrill T-15 Contracts” has the meaning given to it in Section 5.10.

“Seadrill T-15 Equity Interests” has the meaning given to it in the recitals.

“Seadrill T-15 Governing Documents” has the meaning given to it in Section 5.02.

“Seller” has the meaning given to it in the Preamble to this Agreement.

“Seller Attorney-in-Fact” has the meaning given to it in Section 13.02(b).

“Seller Indemnitees” has the meaning given to it in Section 11.02.

“SIL” has the meaning given to it in the recitals.

“SIL Contracts” has the meaning given to it in Section 6.10(a).

“SIL T-15 Equity Interests” has the meaning given to it in the recitals.

“SIL Governing Documents” has the meaning given to it in Section 6.03.

“T-15 Credit Facility” means the US$440 million Senior Secured Credit Facility Agreement dated December 4, 2012 between Seadrill Limited and certain other subsidiaries of Seadrill named therein, as Borrowers, Seadrill T-15 and certain other subsidiaries of Seadrill named therein as guarantors, and the banks and financial institutions named therein as lenders.

“T-16 Drilling Contract” has the meaning given to it in Section 12.01.

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, countervail, net worth, stamp, registration, payroll, employment, health, education, business, school, property, local improvement, development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any Governmental Authority and all interest and penalties thereon.

“Time of Closing” has the meaning given to it in Section 2.02.

ARTICLE II

PURCHASE AND SALE OF EQUITY INTERESTS; CLOSING

Section 2.01 Purchase and Sale of Equity Interests. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller the Equity Interests for the Purchase Price (as defined below) and in accordance with and subject to the terms and conditions set forth in this Agreement.

Section 2.02 Closing. On the terms and subject to the conditions of this Agreement, the sale and transfer of the Equity Interests and payment of the Purchase Price shall take place on May 14, 2013 or on such other date as may be agreed upon by the Seller and the Buyer (the “Time of Closing”). The sale and transfer of the Equity Interests is hereinafter referred to as the “Closing.”

Section 2.03 Place of Closing. The Closing shall occur at a place agreed upon by the Sellers and the Buyer.

Section 2.04 Funding of Purchase Price for the Equity Interests; Purchase Price Adjustments.

(a) At the Time of Closing, the Buyer shall enter into a loan agreement with the Seller, as the lender (the “Loan Agreement”), pursuant to which the Buyer shall borrow from Seller on the Closing Date a sum equal to $210,000,000, less $100,500,000, which is the amount of debt outstanding on the date hereof under the T-15 Credit Facility (the “Purchase Price”). The Loan Agreement shall be in substantially the form attached to this Agreement as Exhibit I hereto.

(b) The Purchase Price shall be subject to the following adjustments (the “Purchase Price Adjustments”).

(i) The Purchase Price shall be increased or decreased by an amount equal to the amount that all net working capital (excluding inventory and debt) reflected on the books and records as of the Closing Date of Seadrill T-15 either exceeds or is less than $500,000;

(ii) The Purchase Price shall be increased or decreased by an amount equal to the amount that the mobilization fee payable under the Drilling Contract exceeds or is less than the direct costs of operation of the Rig incurred by the Company between the Closing Date and the date of commencement of operations under the Drilling Contract; and

(iii) The Purchase Price shall be decreased by an amount equal to the direct cost of any repairs to the Rig required as a result of inspection and acceptance testing by the Customer, and by an amount equivalent to the operating rate under the Drilling Contract for any time the rig is on zero rate between the Closing Date and the commencement of the Drilling Contract.

(c) Within 30 days following the commencement of the Drilling Contract, the Seller and the Buyer, shall agree on the amount of the Purchase Price Adjustments pursuant to Section 2.04(b), and the amount of the Loan Agreement shall be fixed at the adjusted Purchase Price.

Section 2.05 Satisfaction of Intercompany Receivables. The Seller hereby acknowledges that, upon receipt of the Purchase Price by Seller, all amounts payable to the Seller by Seadrill T-15 and SIL will be extinguished.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller that as of the date hereof and on the Closing Date:

Section 3.01 Organization; Good Standing and Authority. The Buyer has been duly formed and is validly existing in good standing under the laws of the Republic of the Marshall Islands and has all requisite limited liability company power and authority to operate its assets and conduct its business as it is now being conducted. No Insolvency Event has occurred with respect to the Buyer and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.

Section 3.02 Authorization, Execution and Delivery of this Agreement. The Buyer has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by the Buyer pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 3.03 No Conflicts. The execution, delivery and performance by the Buyer of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) its certificate of formation or its First Amended and Restated Operating Agreement; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it is a party or is subject or by which any of its assets or properties may be bound; or (iii) any Applicable Laws.

Section 3.04 No Consents. Except as have already been obtained or that will be obtained prior to the Time of Closing, no consent, permit, approval or authorization of, notice or declaration to or filing with any Governmental Authority or any other Person, including those related to any Environmental Laws or regulations, is required in connection with the execution and delivery by it of this Agreement or the consummation by the Buyer of the transactions contemplated hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller represents and warrants to the Buyer that as of the date hereof and on the Closing Date:

Section 4.01 Organization; Good Standing and Authority. Seadrill has been duly incorporated and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and operate its assets and conduct its business as described in the 1934 Act Filings. No Insolvency Event has occurred with respect to the Seller and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.

Section 4.02 Authority and Authorization; Execution and Delivery of this Agreement. The Seller has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by the Seller pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 4.03 No Conflicts. The execution, delivery and performance by the Seller of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) the Seller’s memorandum of association or bye-laws; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which the Seller is a party or is subject or by which any of its assets or properties may be bound, including the Financing Agreements; or (iii) any Applicable Laws.

Section 4.04 No Consents. Except as have already been obtained or that will be obtained prior to the Time of Closing, no consent, permit, approval or authorization of, notice or declaration to or filing with any Governmental Authority or any other Person, including those related to any Environmental Laws or regulations, is required in connection with the execution and delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereunder.

Section 4.05 Legal and Beneficial Title to Equity Interests; No Encumbrances. As of the date hereof, Seller is the record owner of the Equity Interests and has legal and beneficial title to the Equity Interests, free and clear of any and all Encumbrances, other than any intercompany payables that will be extinguished pursuant to Section 2.05 and those arising under the T-15 Credit Facility, and, upon (i) conveyance on the Closing Date of the certificates representing the

Equity Interests and (ii) the updating of each of the Seadrill T-15 and SIL share registers, the Buyer will receive, legal and beneficial title to the Equity Interests, free and clear of any and all Encumbrances, other than those arising under the T-15 Credit Facility.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

THE SELLER REGARDING SEADRILL T-15

The Seller represents and warrants to the Buyer that as of the date hereof and on the Closing Date:

Section 5.01 Organization; Good Standing and Authority of Seadrill T-15. Seadrill T-15 has been duly incorporated and is validly existing in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and operate its assets and conduct its business. No Insolvency Event has occurred with respect to Seadrill T-15 and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event. Seadrill T-15 is qualified to do business, is in good standing and has all required and appropriate licenses and authorizations in each jurisdiction in which its failure to obtain or maintain such qualification, good standing, licensing or authorization would have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of Seadrill T-15.

Section 5.02 Capitalization; No Options. The Equity Interests have been duly authorized and validly issued in accordance with the memorandum of association and bylaws of Seadrill T-15 (the “Seadrill T-15 Governing Documents”) and are fully paid and non-assessable. There are not outstanding (i) any options, warrants or other rights to purchase any Equity Interests of Seadrill T-15, (ii) any securities convertible into or exchangeable for Equity Interests of Seadrill T-15 or (iii) any other commitments of any kind for the issuance of Equity Interests of Seadrill T-15 or options, warrants or other securities of Seadrill T-15.

Section 5.03 Seadrill T-15 Governing Documents. The Seller has supplied to the Buyer true and correct copies of the Seadrill T-15 Governing Documents, as amended to the Closing Date, and no amendments will be made to the Seadrill T-15 Governing Documents prior to the Closing Date without the prior written consent of the Buyer (such consent not to be unreasonably withheld).

Section 5.04 Loan Documents; Validity of the T-15 Credit Facility. The Seller has supplied to the Buyer true and correct copies of the T-15 Credit Facility and any related documents, as amended to the Closing Date. The T-15 Credit Facility is a valid and binding agreement of Seadrill T-15 enforceable against it in accordance with its terms and, to the knowledge of the Seller, the T-15 Credit Facility is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 5.05 No Conflicts. The execution, delivery and performance of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) the Seadrill T-15 Governing Documents; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which Seadrill T-15 is a party or is subject or by which any of its assets or properties may be bound; (iii) any Applicable Laws; or (iv) give any other party thereto a right to terminate any agreement or other instrument to which Seadrill T-15 is a party or by which it is bound including the T-15 Credit Facility.

Section 5.06 Title to Rig; Encumbrances. Seadrill T-15 now has, and at the Time of Closing will have, good and marketable title to the Rig and its equipment, free and clear of any and all Encumbrances, other than any intercompany payables that will be extinguished pursuant to Section 2.05 and those arising under the T-15 Credit Facility and permitted encumbrances under the T-15 Credit Facility. As of the date hereof, there is $100,500,000 of borrowings outstanding under the T-15 Credit Facility.

Section 5.07 Litigation.

(a) There is no action, suit or proceeding to which Seadrill T-15 is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against Seadrill T-15; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) Seadrill T-15 has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with its business, assets or properties; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring Seadrill T-15 to take any action of any kind with respect to its business, assets or properties.

Section 5.08 Indebtedness to and from Officers, etc. Seadrill T-15 will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of the Seller, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to Seadrill T-15.

Section 5.09 Personnel. Seadrill T-15 has no employees. All crew members with respect to the Rig are provided directly or indirectly by the Manager.

Section 5.10 Contracts and Agreements. All material contracts and agreements, written or oral, to which Seadrill T-15 is a party or by which any of its assets are bound, including the T-15 Credit Facility and the Bareboat Charter Agreement between Seadrill T-15 and Seadrill UK Limited dated December 10, 2012 (the “Seadrill T-15 Contracts”), have been disclosed to the Buyer.

(a) Each of the Seadrill T-15 Contracts is a valid and binding agreement of Seadrill T-15 enforceable against it in accordance with its terms, and to the knowledge of the

Seller, each of the Seadrill T-15 Contracts is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with their terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(b) Seadrill T-15 has fulfilled all material obligations required pursuant to the Seadrill T-15 Contracts to have been performed by it prior to the date hereof and has not waived any material rights thereunder; and

(c) There has not occurred any material default on the part of Seadrill T-15 under any of the Seadrill T-15 Contracts, or to the knowledge of the Seller, on the part of any other party thereto, nor has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of Seadrill T-15 under any of the Contracts nor, to the knowledge of the Seller, has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Seadrill T-15 Contracts.

Section 5.11 Compliance with Law. The conduct of business by Seadrill T-15 or the Rig on the date hereof does not violate any Applicable Laws (including any of the foregoing relating to employment discrimination, environmental protection or conservation, and the provisions of all international conventions and the rules and regulations issued thereunder applicable to the Rig), the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of Seadrill T-15, nor has Seadrill T-15 received any notice of any such violation.

Section 5.12 No Undisclosed Liabilities. Neither Seadrill T-15 nor the Rig has any Encumbrances, or other liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation), except for such liabilities or obligations arising under the Seadrill T-15 Contracts or the Drilling Contract.

Section 5.13 Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, Seadrill T-15 and the Rig and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from any materials provided by the Seller to the Buyer in connection with the transactions contemplated by this Agreement that would render such information untrue or misleading.

Section 5.14 Insurance. The insurance policies relating to the Rig are set forth on Schedule A hereto, each of which is in full force and effect and, to the knowledge of the Seller, not subject to being voided or terminated for any reason.

Section 5.15 U.S Tax Classification. Seadrill T-15 has elected or prior to Closing will elect to be classified for United States federal income tax purposes as an entity disregarded as separate from Seller on a properly-completed Form 8832 filed with the Internal Revenue Service. This election has been or will be made with an effective date prior to Closing. Once this election has been made, neither Seller nor Seadrill T-15 will take any action to change the U.S. federal income tax classification of Seadrill T-15 from an entity disregarded as separate from Seller.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF

THE SELLER REGARDING SIL

The Seller represents and warrants to the Buyer that as of the date hereof and on the Closing Date:

Section 6.01 Organization; Good Standing and Authority of SIL. SIL has been duly incorporated and is validly existing in good standing under the laws of Hong Kong and has all requisite corporate power and authority to own and operate its assets and conduct its business. No Insolvency Event has occurred with respect to SIL and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event. SIL is qualified to do business, is in good standing and, except as set forth in Section 6.02 of this Agreement, has all required and appropriate licenses and authorizations in each jurisdiction in which its failure to obtain or maintain such qualification, good standing, licensing or authorization would have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of SIL.

Section 6.02 Thailand Permits and Licenses. As of the date of this Agreement, SIL has applied for all licenses and permits required for SIL to perform its obligations under the Drilling Contract in Thailand. As of the date of commencement of operations under the Drilling Contract, SIL shall have been granted all permits and licenses required to perform its obligations under the Drilling Contract.

Section 6.03 Capitalization; No Options. The SIL Equity Interests have been duly authorized and validly issued in accordance with the memorandum of association and bylaws of SIL (the “SIL Governing Documents”) and are fully paid and non-assessable. There are not outstanding (i) any options, warrants or other rights to purchase any Equity Interests of SIL, (ii) any securities convertible into or exchangeable for Equity Interests of SIL or (iii) any other commitments of any kind for the issuance of Equity Interests of SIL or options, warrants or other securities of SIL.

Section 6.04 SIL Governing Documents. The Seller has supplied to the Buyer true and correct copies of the SIL Governing Documents, as amended to the Closing Date, and no amendments will be made to the SIL Governing Documents prior to the Closing Date without the prior written consent of the Buyer (such consent not to be unreasonably withheld).

Section 6.05 Drilling Contract and Loan Documents; Validity of the Drilling Contract. The Seller has supplied to the Buyer true and correct copies of the Drilling Contract and any related documents, as amended to the Closing Date. The Drilling Contract is a valid and binding agreement of SIL enforceable against it in accordance with its terms and, to the knowledge of the Seller, the Drilling Contract is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 6.06 No Conflicts. The execution, delivery and performance of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) the SIL Governing Documents; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which SIL is a party or is subject or by which any of its assets or properties may be bound; (iii) any Applicable Laws; or (iv) give any other party thereto a right to terminate any agreement or other instrument to which SIL is a party or by which it is bound including the Drilling Contract.

Section 6.07 Litigation.

(a) There is no action, suit or proceeding to which SIL is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against SIL; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) SIL has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with its business, assets or properties; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring SIL to take any action of any kind with respect to its business, assets or properties.

Section 6.08 Indebtedness to and from Officers, etc. SIL will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of the Seller, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to SIL.

Section 6.09 Personnel. There are not pending or, to the knowledge of Seller, threatened against SIL any general labor disputes, strikes or concerted work stoppages, and, to the knowledge of Seller, there are no demands or proposals that are pending or have been made by any labor union or association with respect to any personnel employed by SIL.

Section 6.10 Contracts and Agreements. All material contracts and agreements, written or oral, to which SIL is a party or by which any of its assets are bound, including the Drilling Contract, the T-16 Drilling Contract, and the Bareboat Charter Agreement dated December 10, 2012 between SIL and Seadrill UK Ltd. (the “SIL Contracts”), have been disclosed to the Buyer.

(a) Each of the SIL Contracts is a valid and binding agreement of SIL enforceable against it in accordance with its terms, and to the knowledge of the Seller, each of the SIL Contracts is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with their terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(b) SIL has fulfilled all material obligations required pursuant to the SIL Contracts to have been performed by it prior to the date hereof and has not waived any material rights thereunder; and

(c) There has not occurred any material default on the part of SIL under any of the SIL Contracts, or to the knowledge of the Seller, on the part of any other party thereto, nor has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of SIL under any of the SIL Contracts nor, to the knowledge of the Seller, has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the SIL Contracts.

Section 6.11 Compliance with Law. The conduct of business by SIL or the Rig on the date hereof does not violate any Applicable Laws (including any of the foregoing relating to employment discrimination, environmental protection or conservation, and the provisions of all international conventions and the rules and regulations issued thereunder applicable to the Rig), the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of SIL, nor has SIL received any notice of any such violation.

Section 6.12 No Undisclosed Liabilities. Neither SIL nor the Rig has any Encumbrances, or other liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation), except for such liabilities or obligations arising under the SIL Contracts.

Section 6.13 Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, SIL and the Rig and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from any materials provided by the Seller to the Buyer in connection with the transactions contemplated by this Agreement that would render such information untrue or misleading.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF

THE SELLER REGARDING THE RIG

The Seller represents and warrants to the Buyer that on the date hereof and on the Closing Date:

Section 7.01 Flag. The Rig is properly registered in the name of Seadrill T-15 under and pursuant to the flag and law of Panama and all fees due and payable in connection with such registration have been paid.

Section 7.02 Classification. The Rig is entered with American Bureau of Shipping and has the highest classification rating. The Rig is in class without any recommendations or notation as to class or other requirement of the relevant classification society, and if the Rig is in a port, it is in such condition that it cannot be detained by any port state authority or the flag state authority for any deficiency.

Section 7.03 Maintenance. The Rig has been maintained in a proper and efficient manner in accordance with internationally accepted standards for good rig maintenance, is in good operating order, condition and repair and is seaworthy and all repairs made to the Rig since its delivery from the shipyard in February 2013 and all known scheduled repairs due to be made and all known deficiencies have been disclosed to the Buyer.

Section 7.04 Liens. The Rig is not (i) under arrest or otherwise detained, (ii) other than in the ordinary course of business, in the possession of any Person (other than her master and crew) or (iii) subject to a possessory lien.

Section 7.05 No Blacklisting or Boycotts. No blacklisting or boycotting of any type has been applied or currently exists against or in respect of the Rig.

Section 7.06 No Options. There are not outstanding any options or other rights to purchase the Rig.

ARTICLE VIII

PRE-CLOSING MATTERS

Section 8.01 Covenants of the Seller Prior to the Closing. From the date of this Agreement to the Closing Date, the Seller shall cause each of Seadrill T-15 and SIL to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted. The Seller shall not permit either SIL or Seadrill T-15 to enter into any material contracts or other material written or oral agreements prior to the Closing Date, other than such contracts and agreements as have been disclosed to the Buyer prior to the date of this Agreement, without the prior consent of the Buyer (such consent not to be unreasonably withheld). In addition, the Seller shall not permit either SIL or Seadrill T-15 to take any action that would result in any of the conditions to the purchase and sale of the Equity Interests set forth in Article IX not being satisfied. Furthermore, the Seller hereby agrees and covenants that it:

(a) shall cooperate with the Buyer and use its reasonable best efforts to obtain, at or prior to the Closing Date, any consents required in respect of the transfer of the rights and benefits under each of the Seadrill T-15 Contracts and the SIL Contracts as a result of the transfer of Equity Interests under this Agreement;

(b) shall use its reasonable best efforts to take or cause to be taken promptly all actions and to do or cause to be done all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transaction contemplated by this Agreement and to cooperate with the Buyer in connection with the foregoing, including using all reasonable best efforts to obtain all necessary consents, approvals and authorizations from each Governmental Authority and each other Person that are required to consummate the transaction contemplated under this Agreement;

(c) shall take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the purchase and sale of the Equity Interests and the execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby;

(d) shall not amend, alter or otherwise modify or permit any amendment, alteration or modification of any material provision of or terminate the Drilling Contract or any other Seadrill T-15 Contract or SIL Contract prior to the Closing Date without the prior written consent of the Buyer, such consent not to be unreasonably withheld or delayed;

(e) shall not exercise or permit any exercise of any rights or options contained in the Drilling Contract, without the prior written consent of the Buyer, not to be unreasonably withheld or delayed;

(f) shall observe and perform in a timely manner, all of its covenants and obligations under the Seadrill T-15 Contracts and SIL Contracts, if any, and in the case of a default by another party thereto, it shall forthwith advise the Buyer of such default and shall, if requested by the Buyer, enforce all of its rights under such Seadrill T-15 Contracts and SIL Contracts, as applicable, in respect of such default;

(g) shall not cause or, to the extent reasonably within its control, permit any Encumbrances to attach to the Rig other than in connection with the T-15 Credit Facility; and

(h) shall permit representatives of the Buyer to make, prior to the Closing Date, at the Buyer’s risk and expense, such searches, surveys, tests and inspections of the Rig as the Buyer may deem desirable; provided, however, that such surveys, tests or inspections shall not damage the Rig or interfere with the activities of the Seller or the Customer thereon and that the Buyer shall furnish the Seller with evidence that the Buyer has adequate liability insurance in full force and effect.

Section 8.02 Covenant of the Buyer Prior to the Closing. The Buyer hereby agrees and covenants that during the period of time after the date of the Agreement and prior to the Closing Date, the Buyer shall, in respect of the Equity Interests to be transferred on the Closing Date, take, or cause to be taken, to the extent not already taken, all necessary limited liability company action, steps and proceedings to approve or authorize validly and effectively the purchase and sale of the Equity Interests and the execution, delivery and performance of this Agreement and any other agreements and documents contemplated hereby.

ARTICLE IX

CONDITIONS OF CLOSING

Section 9.01 Conditions of the Parties. The obligation of the Seller to sell the Equity Interests and the obligation of the Buyer to purchase the Equity Interests is subject to the satisfaction (or waiver by each of the Seller and the Buyer) on or prior to the Closing Date of the following conditions:

(a) The Seller shall have received any and all written consents, permits, approvals or authorizations of any Governmental Authority or any other Person (including with respect to the Seadrill T-15 Contracts, the SIL Contracts and the Financing Agreements) and shall have made any and all notices or declarations to or filing with any Governmental Authority or any other Person, including those related to any Environmental Laws or regulations, required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder, including the transfer of the Equity Interests;

(b) No legal or regulatory action or proceeding shall be pending or threatened by any Governmental Authority to enjoin, restrict or prohibit the purchase and sale of the Equity Interests;

(c) The Seller and the Buyer shall have entered into the Loan Agreement substantially in the form set forth on Exhibit I hereto; and

(d) The Seller and Seadrill T-15 shall have entered into the intercompany loan agreement relating to the Rig substantially in the form set forth on Exhibit II hereto.

Section 9.02 Conditions of the Seller. The obligation of the Seller to sell the Equity Interests is subject to the satisfaction (or waiver by the Seller) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of the Buyer made in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b) The Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer by the Closing Date; and

(c) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller shall have received copies of all such documents and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

Section 9.03 Conditions of the Buyer. The obligation of the Buyer to purchase and pay for the Equity Interests is subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of the Seller in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b) The Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Seller by the Closing Date;

(c) The results of the searches, surveys, tests and inspections of the Rig referred to in Section 8.01(h) of this Agreement are reasonably satisfactory to the Buyer;

(d) The Buyer shall have obtained the funds necessary to consummate the purchase of the Equity Interests, and to pay all related fees and expenses; and

(e) All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

Section 10.01 Termination of Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the purchase and sale of the Equity Interests contemplated by this Agreement abandoned at any time prior to the Closing:

(a) by mutual written consent of the Seller and the Buyer;

(b) by the Seller if any of the conditions set forth in Section 9.01 and Section 9.02 shall have become incapable of fulfillment, and shall not have been waived by the Seller; or

(c) by the Buyer if any of the conditions set forth in Section 9.01 and Section 9.03 shall have become incapable of fulfillment, and shall not have been waived by the Buyer;

provided, however, that the Party seeking termination pursuant to clause (b) or (c) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 10.02 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each Party hereto. An instrument in writing by the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE XI

INDEMNIFICATION

Section 11.01 Indemnity by the Seller. Following the Closing, the Seller shall be liable for, and shall indemnify, defend and hold harmless the Buyer and its officers, directors, employees, agents and representatives (the “Buyer Indemnitees”) from and against:

(a) any Losses, suffered or incurred by such Buyer Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transaction contemplated by this Agreement;

(c) any Losses suffered as a result of the failure of SIL to obtain required permits or licenses in Thailand necessary to perform its obligations under the Drilling Contract prior to the commencement of operations under the Drilling Contract; and

(d) any Losses arising out of the T-16 Drilling Contract.

Section 11.02 Indemnity by the Buyer. Following the Closing, the Buyer shall indemnify the Seller and its affiliates, officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses, suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

ARTICLE XII

SPECIAL COVENANTS RELATED TO T-16 DRILLING CONTRACT

Section 12.01 T-16 Drilling Contract. SIL is party to a contract for offshore drilling services with an effective date of February 28, 2011, as subsequently amended and novated (the “T-16 Drilling Contract”), between SIL and the Customer.

Section 12.02 Benefits and Risks. It is the intent of the Parties that the benefits and risks of the T-16 Drilling Contract shall remain with the Seller. Accordingly, Buyer agrees to cause SIL to pay to Seller to all amounts SIL receives from the Customer or any other third party with respect to the T-16 Drilling Contract relating to dates occurring on or after the Closing Date, net of (i) any amounts SIL may be required to withhold in accordance with applicable tax or other law, (ii) any costs SIL may incur in relation to SIL’s performance of its obligations under the T-16 Drilling Contract and (iii) arm’s-length compensation to SIL for any services it performs with respect to the T-16 Drilling Contract. In the event that sums received from the Customer are less than such withholdings and costs, then Seller shall reimburse SIL for such losses under the T-16 Drilling Contract.

Section 12.03 Termination of Special Covenant. The special covenant provided in this Article 12 shall terminate in the event that Buyer exercises its right to purchase the T-16 drilling rig pursuant to the terms of the Omnibus Agreement between the parties dated as of October 24, 2012.

Section 12.04 Option to Assign T-16 Drilling Contract. Buyer shall have the option to assign the T-16 Drilling Contract to Seller or Seller’s nominee at any time. In the event that Buyer elects to assign the T-16 Drilling Contract, Buyer shall provide 30 days prior written notice to Seller of Buyer’s election to assign the T-16 Drilling Contract, and Seller shall notify Buyer of the nominated Assignee.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Further Assurances. From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with Applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests distributed, contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 13.02 Powers of Attorney.

(a) The Buyer hereby constitutes and appoints Georgina Sousa (the “Buyer Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the Buyer and its successors and assigns, and for the benefit of the Buyer Attorney-in-Fact to demand and receive from time to time the Equity Interests conveyed by this Agreement (or intended so to be) and to execute in the name of the Buyer and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the Buyer for the benefit of the Buyer Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Buyer Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Equity Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Equity Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the Buyer Attorney-in-Fact shall deem advisable. The Buyer hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the Buyer or its successors or assigns or by operation of law.

(b) Seller hereby constitutes and appoints Georgina Sousa (the “Seller Attorney-in-Fact”) as its true and lawful attorney in fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Seller and its successors and assigns, and for the benefit of the Seller Attorney-in-Fact to demand and receive from time to time the Equity Interests conveyed by this Agreement (or intended so to be) and to execute in the name of Seller and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Seller for the benefit of the Seller Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Seller Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Equity Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Equity Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the Seller Attorney-in-Fact shall deem advisable. Seller hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Seller or its successors or assigns or by operation of law.

Section 13.03 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 13.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 13.05 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 13.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

Section 13.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Equity Interests are located, shall apply.

Section 13.08 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 13.09 Integration. This Agreement, the Schedules hereto and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter hereof. This Agreement, the Schedules hereto and the instruments referenced herein contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

Section 13.10 No Broker’s Fees. No one is entitled to receive any finder’s fee, brokerage, or other commission in connection with the purchase of the Equity Interests or the consummation of the transactions contemplated by this Agreement.

Section 13.11 Notices. All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may stipulate to the other Party in the manner provided in this Section 13.11.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, each of the Parties hereto has caused this Agreement to be signed as of the date first above written.

SEADRILL LIMITED

By:	/s/ Fredrik Halvorsen
Name:	Fredrik Halvorsen
Title:	CEO

Address for Notice:

Par-la-Ville Place,
14 Par-la-Ville Road
Hamilton, HM08
Bermuda
Phone: (441) 295-6935
Fax: (441) 295-3494
Attention: Georgina Sousa

SEADRILL PARTNERS OPERATING LLC

By:	/s/ Rune Magnus Lundetræ
Name:	Rune Magnus Lundetræ
Title:	CFO

Address for Notice:

Par-la-Ville Place, 4th Floor
14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Phone: (441) 295-6935
Fax: (441) 295-3494
Attention: Georgina Sousa

[SIGNATURE PAGE TO

PURCHASE AND SALE AGREEMENT]

SCHEDULE A

INSURANCE

SCHEDULE A TO

PURCHASE AND SALE AGREEMENT

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EXHIBIT I

FORM OF LOAN AGREEMENT

EXHIBIT I TO

PURCHASE AND SALE AGREEMENT

I-1

EXHIBIT II

FORM OF T-15 INTERCOMPANY LOAN AGREEMENT

EXHIBIT II TO

PURCHASE AND SALE AGREEMENT

II-1